Exhibit 99.1

Nuance Announces Completion of Spin-Off of Cerence

BURLINGTON, Mass., Oct. 1, 2019 (GLOBE NEWSWIRE) — Nuance Communications, Inc. (NASDAQ: NUAN), a leading provider of conversational AI, announced that it has completed the spin-off of Cerence Inc. (NASDAQ: CRNC) as of 5:00 p.m. ET today. As a result, Nuance and Cerence are now separate publicly traded companies. Cerence’s common stock will begin trading “regular way” on Wednesday, October 2, 2019, on the Nasdaq Global Select Market under “CRNC”.

Goldman Sachs & Co. LLC and Evercore served as Nuance’s financial advisors on the transaction, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Baker McKenzie served as Nuance’s legal advisors.

In connection with the spin-off today, Nuance completed the previously announced redemption of all of the $300.0 million aggregate principal amount of its outstanding 6.000% Senior Notes on October 1, 2019 (the “Redemption Date”) at a redemption price equal to 104.500% of the principal amount of the 6.000% Senior Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

In addition, as a result of the spin-off, an adjustment is required to be made to the conversion rates of Nuance’s 1.00% Senior Convertible Debentures due 2035, 1.25% Senior Convertible Notes due 2025, 1.50% Senior Convertible Debentures due 2035, and 2.75% Senior Convertible Debentures due 2031. In calculating the adjustment to the conversion rates, Nuance intends to apply the formula set forth in Section 10.06(c) of the indentures for a Spin-Off (as such term is defined in the indentures) for the 1.00% Senior Convertible Debentures due 2035 and the 1.25% Senior Convertible Notes due 2025, and Section 10.06(d) of the indentures for a spin-off (as such term is defined in the indentures) for the 1.50% Senior Convertible Debentures due 2035 and 2.75% Senior Convertible Debentures due 2031. Nuance will announce the actual adjustments to the conversion rates promptly following the close of market on October 15, 2019, which is the 10th regular way trading day following the spin-off.

Safe Harbor and Forward-Looking Statements

Statements in this release regarding the spin-off and separation constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

About Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Contact Information

For Press:

Katie Byrne

Nuance Communications, Inc.

781-565-5290

katie.byrne@nuance.com

For Investors:

Tracy Krumme

Nuance Communications, Inc.

781-565-4334

tracy.krumme@nuance.com